Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800
Tel 412-227-2001
www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412-227-2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2007 Results

-Record Q3 sales and net income-

-Sales up 15 percent-

-Net income increases to $25.5 million from $12.4 million-

-Basic EPS rises to $1.23 from $0.60 for the quarter-

-Results for quarter include after-tax gain of $6.7 million ($0.32 per share) from sale of interest in Koppers Arch joint venture-

-Company updates guidance-

PITTSBURGH, November 8, 2007 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2007 third quarter.

The company’s sales for the third quarter ended September 30, 2007, increased 15 percent, or $45.6 million, to $347.1 million, as compared to $301.5 million for the prior year quarter. This increase was a result of higher sales in the Carbon Materials & Chemicals (CM&C) segment, which increased 17 percent, or $32.3 million, combined with higher sales in the Railroad & Utility Products segment, which increased 12 percent, or $13.3 million. The improvement in sales in CM&C was due mainly to increased pricing for most product lines due in part to higher raw material costs, and increased product demand for coal tar chemicals. Sales for Railroad & Utility Products increased due mainly to higher prices for preservative and treating services for the Class 1 railroads. Sales for the nine months ended September 30, 2007, were $1,001.1 million, representing an increase of $162 million, or 19 percent, over the prior fiscal year. Year-to-date September sales were positively impacted by $24.3 million of first quarter sales from the Reilly transaction and increased pricing for most product lines as noted above, higher prices for railroad crossties sold to commercial customers, and higher volumes and prices for preservative and treating services for the Class 1 railroads.

Net income for the quarter ended September 30, 2007, increased to $25.5 million as compared to $12.4 million in the prior year quarter. Net income for the quarter included a $6.7 million, or $0.32 per share, gain on the sale of Koppers Arch. Net income for the third quarter of 2006 included pre-tax charges of $0.1 million related to the sale of the Alorton, Illinois facility. Adjusted net income, after excluding the gain on sale of Koppers Arch and the above-mentioned charges, was $18.8 million and $12.4 million for the quarters ended September 30, 2007 and 2006 respectively. A reconciliation of net income to adjusted net income is attached to this press release.

EBITDA for the quarter ended September 30, 2007, was $48.2 million compared to adjusted EBITDA, excluding charges totaling $0.1 million, of $40.5 million in the third quarter of 2006.

Page 2 - Koppers Reports Third Quarter 2007 Results

The increase was mainly from higher product prices due primarily to higher raw material prices and higher coal tar chemical volumes. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Net income for the nine months ended September 30, 2007, increased to $58.3 million as compared to $11.4 million in the prior year. Adjusted net income for 2007, after excluding the effect of the sale of Koppers Arch, was $51.5 million. Adjusted net income for the nine months ended September 30, 2006, after excluding $20.6 million of pre-tax charges relating primarily to the Company’s initial public offering (IPO), plant and benefit restructuring, and the loss on sale of Alorton, was $23.9 million. A reconciliation of net income to adjusted net income is attached to this press release.

EBITDA for the nine months ended September 30, 2007, amounted to $137.5 million compared to adjusted EBITDA, after excluding $6.4 million of restructuring and IPO-related charges, of $99.7 million in the prior year. The increase was mainly from increased sales to commercial railroads, higher product pricing due primarily to higher raw materials prices, strong product demand and synergies related to the Reilly transaction. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “Our results for the third quarter exceeded our expectations and reflect the strong product demand that we continue to experience in our key end markets, aluminum and railroads. We expect that the positive momentum in our end markets and our core businesses will continue for the balance of the year. We are optimistic about the remainder of 2007 and year 2008 as we expect to continue to benefit from strong demand within our primary end markets, our focus on enhancing cash flow, and our strict adherence to safety, health and environmental regulations.”

Guidance

Mr. Turner concluded, “Based on the strength of our third quarter results and the outlook for the remainder of 2007, we are changing our guidance. Our revised expectations for 2007, excluding Koppers Arch for all periods, are that sales should increase in the 17 to 20 percent range, up from previous guidance of 13 percent to 16 percent, while adjusted EBITDA should increase in the 30 to 33 percent range, up from previous guidance of 20 percent to 23 percent.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 8, 2007, beginning at 11:00 a.m. EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 888 810 0248 in the US/Canada or 706 643 9697 for International, Conference ID number 20520000. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available two hours after the call’s completion at 800 642 1687 or 706 645 9291, Conference ID number 20520000. The recording will be available for replay through November 22, 2007.

The live broadcast of Koppers’ conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=1668576. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

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If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com, shortly after the live call and continuing through November 22, 2007.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.

Attachments

Page 4 - Koppers Reports Third Quarter 2007 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net sales	$347.1	$301.5	$1,001.1	$838.8
Cost of sales (excluding items below)	283.7	248.0	816.6	701.9
Depreciation and amortization	7.8	8.2	23.9	23.8
Selling, general and administrative expenses	15.4	13.3	47.3	44.6

Operating profit	40.2	32.0	113.3	68.5
Other income	0.2	0.2	0.3	1.0
Interest expense	11.3	11.6	34.7	49.8

Income before income taxes and minority interest	29.1	20.6	78.9	19.7
Income taxes	9.6	7.2	25.1	6.9
Minority interest	0.7	1.1	2.3	1.6

Income from continuing operations	18.8	12.3	51.5	11.2
Income from discontinued operations, net of tax	—	0.1	0.1	0.2
Gain on sale of Koppers Arch, net of tax of $4.3	6.7	—	6.7	—

Net income	$25.5	$12.4	$58.3	$11.4

Earnings per common share:
Basic-
Continuing operations	$0.91	$0.60	$2.48	$0.60
Discontinued operations	0.32	—	0.33	0.01

Earnings per basic common share	$1.23	$0.60	$2.81	$0.61
Diluted-
Continuing operations	$0.90	$0.59	$2.46	$0.56
Discontinued operations	0.32	—	0.33	0.01

Earnings per diluted common share	$1.22	$0.59	$2.79	$0.57

Weighted average shares outstanding (in thousands):
Basic	20,773	20,672	20,748	18,650
Diluted	20,883	20,800	20,864	19,806
Dividends declared per common share	$0.17	$0.17	$0.51	$1.13

Page 5 - Koppers Reports Third Quarter 2007 Results

Koppers Holdings Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2007 (Unaudited)	December 31, 2006
Assets
Cash and cash equivalents	$20.6	$24.4
Accounts receivable, net of allowance of $0.2 and $0.3	162.5	142.1
Inventories, net	178.7	156.4
Deferred tax benefit	15.1	15.1
Other current assets	7.0	11.5

Total current assets	383.9	349.5
Equity in non-consolidated investments	4.7	2.7
Property, plant and equipment, net	151.7	159.3
Goodwill	62.5	62.6
Deferred tax benefit	42.4	45.6
Other assets	31.0	29.7

Total assets	$676.2	$649.4

Liabilities
Accounts payable	$100.0	$100.5
Dividends payable	3.5	3.5
Accrued liabilities	79.3	63.6
Short-term debt and current portion of long-term debt	14.8	19.6

Total current liabilities	197.6	187.2
Long-term debt	428.1	456.3
Other long-term liabilities	74.8	86.1

Total liabilities	700.5	729.6
Commitments and contingencies
Minority interest	8.8	12.2
Stockholders’ Deficit
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; 0 shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 20,971,456 shares issued	0.2	0.2
Additional paid-in capital	124.5	122.4
Receivable from Director for purchase of Common Stock	(0.6)	(0.6)
Retained deficit	(159.0)	(206.5)
Accumulated other comprehensive income (loss)	4.1	(6.5)
Treasury stock, at cost; 144,905 shares	(2.3)	(1.4)

Total stockholders’ deficit	(33.1)	(92.4)

Total liabilities and stockholders’ deficit	$676.2	$649.4

Page 6 - Koppers Reports Third Quarter 2007 Results

Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the Company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$223.0	$190.7	$631.9	$504.5
Railroad & Utility Products	124.1	110.8	369.2	334.3

Total	$347.1	$301.5	$1,001.1	$838.8

Operating profit:
Carbon Materials & Chemicals	$30.5	$22.8	$79.1	$48.4
Railroad & Utility Products	9.9	9.4	35.6	20.4
Corporate	(0.2)	(0.2)	(1.4)	(0.3)

Total	$40.2	$32.0	$113.3	$68.5
Adjusted operating profit (1):
Carbon Materials & Chemicals	$30.5	$22.8	$79.1	$50.2
Railroad & Utility Products	9.9	9.5	35.6	25.1
All Other	(0.2)	(0.2)	(1.4)	(0.3)

Total	$40.2	$32.1	$113.3	$75.0
Adjusted operating margin:
Carbon Materials & Chemicals	13.7%	12.0%	12.5%	10.0%
Railroad & Utility Products	8.0%	8.6%	9.6%	7.5%

Total	11.6%	10.6%	11.3%	8.9%

(1)	For the third quarter of 2006, excludes $0.1 million for Railroad & Utility Products for the loss on sale of Alorton. For the nine months ended September 30, 2006, excludes $1.6 million for Railroad & Utility Products for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments for Railroad & Utility Products and $0.2 million for Railroad & Utility Products for the Grenada verdict. Also excludes S,G&A of $1.5 million for each of Carbon Materials & Chemicals and Railroad & Utility Products for the buyout of the Saratoga advisory services contract, $0.4 million of severance charges for Railroad & Utility Products and $0.3 million of severance charges for Carbon Materials & Chemicals.

Page 7 - Koppers Reports Third Quarter 2007 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net income	$25.5	$12.4	$58.3	$11.4

Charges impacting pre-tax income (1)
Plant closings and restructuring	—	—	—	1.6
Grenada judgment	—	—	—	0.2
Saratoga advisory services contract buyout	—	—	—	3.0
Call premium on bonds	—	—	—	10.1
Bond consent fees and deferred financing write-off	—	—	—	4.3
Loss on sale of Alorton	—	0.1	—	1.6

Total charges above impacting pre-tax income	—	0.1	—	20.8
Charges impacting net income, net of tax benefit at 39%	—	0.1	—	12.7
Discontinued operations	(6.7)	(0.1)	(6.8)	(0.2)

Adjusted net income	$18.8	$12.4	$51.5	$23.9

(1)	Net income for the third quarter of 2007 includes a gain of $6.7 million net of tax related to the sale of Koppers Arch. Net income for the third quarter of 2006 includes $0.1 million for income from discontinued operations. Cost of sales for the third quarter of 2006 includes $0.1 million for the loss on sale of Alorton. Net income for the nine months ended September 30, 2007 includes a gain of $6.7 million net of tax related to the sale of Koppers Arch and $0.1 million for income from discontinued operations. Net income for the nine months ended September 30, 2006 includes $0.2 million for income from discontinued operations. Cost of sales for the nine months ended September 30, 2006 includes $1.6 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada verdict. S, G&A for the nine months ended September 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges. Interest expense for the nine months ended September 30, 2006 includes $10.1 million for call premium, $1.1 million for bond consent fees and $3.2 million for write-off of deferred financing costs.

KOPPERS HOLDINGS INC.

RECONCILIATION OF BASIC EARNINGS PER SHARE AND ADJUSTED BASIC EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net income	$25.5	$12.4	$58.3	$11.4

Adjusted net income (from above)	$18.8	$12.4	$51.5	$23.9

Denominator for basic earnings per share (000s)	20,773	20,672	20,748	18,650
Denominator for adjusted basic earnings per share (000s) (1)	20,773	20,727	20,748	20,727

Earnings per share:
Basic earnings per share	$1.23	$0.60	$2.81	$0.61
Adjusted basic earnings per share	$0.91	$0.60	$2.48	$1.15

(1)	Shares for 2007 are based upon weighted-average shares outstanding, while shares for 2006 are based upon actual shares outstanding at September 30, 2006.

Page 8 - Koppers Reports Third Quarter 2007 Results

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
Net Income	$25.5	$12.4	$58.3	$11.4
Interest expense	11.3	11.6	34.7	49.8
Depreciation and amortization	7.8	8.2	23.9	23.8
Income tax provision	9.6	7.2	25.1	6.9
Discontinued operations	(6.7)	(0.1)	(6.8)	(0.2)

EBITDA	47.5	39.3	135.2	91.7
Minority interest	0.7	1.1	2.3	1.6

EBITDA with minority interest	48.2	40.4	137.5	93.3

Unusual items impacting net income (1)
Plant closings and restructuring	—	—	—	1.6
Grenada judgment	—	—	—	0.2
Saratoga advisory services contract buyout	—	—	—	3.0
Loss on sale of Alorton	—	0.1	—	1.6

Adjusted EBITDA with minority interest	$48.2	$40.5	$137.5	$99.7

(1)	Cost of sales for the third quarter of 2006 includes $0.1 million for the loss on sale of Alorton. Cost of sales for the nine months ended September 30, 2006 includes $1.6 million for the loss on sale at Alorton, $1.0 million for restructuring and related charges associated with plant closures and asset impairments and $0.2 million for the Grenada verdict. S, G&A for the nine months ended September 30, 2006 includes $3.0 million for the buyout of the Saratoga advisory services contract and $0.6 million for severance charges.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.